EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock, par value $0.001 per share, of ITG, Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

Date: November 13, 2026

OCM POWER VI AIV HOLDINGS (DELAWARE), L.P.

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director

OCM ITG AGGREGATOR, LLC

By: Oaktree Fund GP, LLC
Its: Manager

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director

ITG MANAGEMENT HOLDINGS, LLC

By: ITG MH Manager, LLC
Its: Manager

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director

OAKTREE CAPITAL MANAGEMENT GP, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director